UNITED STATES
Securities and Exchange Commission
Washington D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

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CLIFFS NATURAL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cliffs Natural Resources Inc.

May 2014

FORWARD-LOOKING STATEMENTS; IMPORTANT ADDITIONAL INFORMATION

This presentation contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Cliffs' operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These statements speak only as of the date of this presentation, and we undertake no ongoing obligation, other than that imposed by law, to update these statements. Uncertainties and risk factors that could affect Cliffs' future performance and cause results to differ from the forward-looking statements in this presentation include, but are not limited to: trends affecting our financial condition, results of operations or future prospects, particularly the continued volatility of iron ore and coal prices; uncertainty or weaknesses in global economic conditions, including downward pressure on prices, reduced market demand, increases in supply and any slowing of the economic growth rate in China; our ability to successfully identify and consummate any strategic investments or capital projects and complete planned divestitures; our ability to successfully integrate acquired companies into our operations and achieve post-acquisition synergies, including without limitation, Cliffs Quebec Iron Mining Limited (formerly Consolidated Thompson Iron Mining Limited); our ability to cost effectively achieve planned production rates or levels; changes in sales volume or mix; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the impact of price-adjustment factors on our sales contracts; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; our ability to reach agreement with our iron ore customers regarding modifications to sales contract pricing escalation provisions to reflect a shorter-term or spot-based pricing mechanism; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; the impact of our customers using other methods to produce steel or reducing their steel production; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets, as well as any resulting impairment charges; the results of prefeasibility and feasibility studies in relation to development projects; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; availability of capital and our ability to maintain adequate liquidity and successfully implement our financing plans; our ability to maintain appropriate relations with unions and employees and enter into or renew collective bargaining agreements on satisfactory terms; risks related to international operations; the potential existence of significant deficiencies or material weakness in our internal controls over financial reporting; and problems or uncertainties with leasehold interests, productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry. The information contained herein speaks as of the date of this presentation and may be superseded by subsequent events.

Important Additional Information

Cliffs, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Cliffs shareholders in connection with the matters to be considered at Cliffs' 2014 Annual Meeting. Cliffs intends to file a proxy statement with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Cliffs shareholders. CLIFFS SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Cliffs' directors and executive officers in Cliffs shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with Cliffs' 2014 Annual Meeting. Information can also be found in Cliffs' Annual Report on Form 10-K for the year ended Dec. 31, 2013, filed with the SEC on Feb. 14, 2014 and as amended on April 30, 2014. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Cliffs with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at Cliffs' website at www.cliffsnr.com or by contacting James Graham, Vice President, Chief Legal Officer & Secretary at (216) 694-5504. Shareholders may also contact D.F. King & Co., Inc., Cliffs' proxy solicitor, toll-free at (800) 487-4870 or by email at cliffs@dfking.com.

CLIFFS HAS FIRMLY ESTABLISHED A NEW STRATEGIC DIRECTION

- Cliffs' Board of Directors has been strengthened and is fully and actively engaged

- Cliffs' Board of Directors installed a new management team to drive action and accountability for results

- New CEO and leadership team have reset strategic course and improved operating and financial discipline

- Efficient and return-driven capital allocation mindset is guiding all strategic decisions

- The focus of Cliffs' Board of Directors and management is to drive long-term shareholder value

GARY HALVERSON – CLIFFS' PRESIDENT AND CHIEF EXECUTIVE OFFICER



- Transitioned to Chief Executive Officer after joining as Chief Operating Officer in November 2013.
- Most recently was Barrick Gold Corporation Inc.'s interim COO. Previously served as President of Barrick's largest business unit, which generated 39% of 2012 total revenue[1].

DEEP MINING EXPERTISE

- 30 years of mining experience
- Underground and open-pit mining
- Mineral processing
- Strong project execution track record

GLOBAL EXPERIENCE

- Familiar with Cliffs' operating footprint
- Led operations in U.S., Canada and Australia with similar size and complexity to Cliffs

FINANCIAL DISCIPLINE

- Demonstrated rigorous capital allocation application through volatile commodity pricing environments for business units for which he was directly responsible
- Understands profitability drivers and returns on capital
- Regional operating leader at Placer Dome prior to Barrick's acquisition

[1] *Source: Barrick's 2012 40-F*

SIGNIFICANT SENIOR MANAGEMENT AND ORGANIZATIONAL CHANGES

Gary Halverson
CEO

- **Terry Fedor** – EVP, U.S. Iron Ore
- **Cliff Smith** – EVP, Seaborne Iron Ore
- **David Webb** – EVP, Global Coal
  - Direct reporting line to CEO from operations
  - Streamline business' support functions by eliminating duplication
  - Operations executives have a combined total of over 90 years experience, most of which was outside of Cliffs
- **Terry Paradie** – EVP & CFO
  - Stronger focus on financial objectives and transparency with investors
- **Bill Boor** – EVP, Corp. Development & Chief Strategy Officer
  - Renewed focus on shareholder returns to guide strategic initiatives
- **Kelly Tompkins** – EVP, External Affairs & President, Global Commercial
  - Successful new long-term contracts

"**Right-sized**" and **de-layered** top levels of management

›

Streamlined organizational structure will **reduce costs** and enable **more effective decision making** and **accountability**

›

39% decrease
in Cliffs' Officer-level executives over the last 12 months

CLIFFS

NEW EXECUTIVE LEADERSHIP HAS MOVED QUICKLY TO RESET STRATEGIC DIRECTION AND IS GAINING TRACTION IMPOSING COST DISCIPLINE

November

- **Gary Halverson joins as President & COO**
- Announces plan to halt development of the Chromite Project indefinitely

December

- Performs global asset review and interacts with key customers
- Reduces long-term debt by $380 million, net debt improves to $2.7 billion

January

- Conducts organizational review and management restructuring
- Announces plans to idle the Wabush Mine and significantly reduce 2014 capital expenditures

February

- **Cliffs' Board appoints Gary Halverson to CEO**

March

- Successfully extends Pellet Supply Agreement with ArcelorMittal USA

April

- Maintains expectation of a $90 million reduction in 2014 SG&A and exploration spending
- Year-over-year liquidity improves 32% despite adverse market and operating conditions

CLIFFS

TWO FUNDAMENTAL CHANGES FOR CLIFFS UNDERWAY

Capital Discipline



CAPITAL EXPENDITURES[1]
($ IN MILLIONS)
$881
$1,128
24%
$862
54%
$375 - 425
2011
2012
2013
2014E

- Ongoing focus on free cash flow generation
- Improve performance of currently owned assets
- Lower net debt position
- **First-quarter 2014 capital expenditures decreased 55% year over year**

Streamlined Structure Lower Costs



SG&A and EXPLORATION[1]
($ IN MILLIONS)
$329
$425
32%
$291
31%
$200
2011
2012
2013
2014E
SG&A
Exploration

- "Right-size" and delayer top levels of management
- Create direct reporting line to CEO from operations
- Streamline the business' support functions by eliminating duplication
- **First-quarter 2014 SG&A and Exploration expenses decreased 29%[2] year over year**

[1] *Source: Company filings*
[2] *Excludes $5 million in severance-related costs*

CLIFFS

IMPROVED RESULTS UNDER NEW LEADERSHIP

FIRST-QUARTER 2014 FINANCIAL HIGHLIGHTS[1]

LTM Adjusted EBITDA[2]
$1.4B

LTM **SG&A** and **Exploration** Expenses
↓ 34%

LTM **Cash from Operations**
$1.1B

FY 2014 **Capital** Spending **Budget**
↓ 54%

TTM **Debt to EBITDA**
<2.5x

LIQUIDITY POSITION
($ IN BILLIONS)



32% increase year over year
$1.5
$1.6
$1.7
$2.1
$1.9
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014

LEVERAGE PROFILE



Debt to EBITDA
Debt to Cap
3.0x
2.5x
2.0x
1.5x
1.0x
40%
35%
30%
25%
20%
15%
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014

[1] *Source: Company filings*
[2] *See Non-GAAP reconciliation in the appendix of this presentation on page 24*

CLIFFS

UNITED STATES IRON ORE

- Cliffs' core business and a reliable generator of cash
- Limited exposure to volatile seaborne iron ore prices
- New commercial contracts provide for consistent long-term sales volume
- Ability to export high-quality pellets into the international seaborne market
- DR/DRI opportunities actively underway
- **USIO expected full-year 2014 sales volume of 22 - 23 million tons**



SALES VOLUME AND CASH COSTS PER TON[1]



9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
(MM LONG TONS)
$80
$75
$70
$65
$60
$55
$50
$45
$40
$35
$30
(CASH COST PER TON)
Q1 '11
Q2 '11
Q3 '11
Q4 '11
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14
Sales tons
Cash Costs per ton

[1] Cash cost per ton is a non-GAAP financial measure that management uses in evaluating operating performance. Refer to the appendix of this presentation on page 25 for the reconciliation to the comparable GAAP financial measure and other related disclosure information.

EASTERN CANADIAN IRON ORE

- Achieved record first quarter production at Bloom Lake of 1.5 million tons
- Full-year 2014 capital spending reduced to license-to-operate and sustaining capital only: ~$200 million
- Actively evaluating alternatives for long-term value generation
- Pursuing Phase I at Bloom Lake to optimize profile and maximize optionality with asset
- Focus is on improving operating cash costs at Bloom Lake under new leadership
- Full-year 2014 volumes fully committed
- Successfully and safely idled Wabush mine and processing plant
- **ECIO expected full-year 2014 sales volume of 6 - 7 million tons**



BLOOM LAKE SALES VOLUME AND CASH COSTS PER TON[1]


(MM METRIC TONS)
2.0
1.8
1.6
1.4
1.2
1.0
$100
$95
$90
$85
$80
(CASH COST PER TON)
Q1 '12 Q2 '12 Q3 '12 Q4 '12 Q1 '13 Q2 '13 Q3 '13 Q4 '13 Q1 '14[2]
Sales tons
Cash Costs per ton

EFFICIENT CAPITAL ALLOCATION WILL DRIVE STRATEGIC DECISIONS

[1] Cash cost per ton is a non-GAAP financial measure that management uses in evaluating operating performance. Refer to the appendix of this presentation on page 25 for the reconciliation to the comparable GAAP financial measure and other related disclosure information. [2] Q1 2014 cash cost per ton excludes $7 per ton lower-cost-or-market inventory adjustment.

CLIFFS

ASIA PACIFIC IRON ORE

- An efficient cash generator
- Reliable supplier to steelmakers in Asia and an established platform for expanding global steel relationships
- Cost upside from favorable Australian to U.S. dollar exchange rate
- Pursuing mine life expansion opportunities
- **APIO expected full-year 2014 sales volumes of 10 - 11 million tons**



SALES VOLUME AND CASH COSTS PER TON[1]



(MM METRIC TONS)
3.5
3.0
2.5
2.0
1.5
$80
$75
$70
$65
$60
$55
$50
$45
$40
(CASH COST PER TON)
Q1 '11
Q2 '11
Q3 '11
Q4 '11
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14
Sales tons
Cash Costs per ton

[1] Cash cost per ton is a non-GAAP financial measure that management uses in evaluating operating performance. Refer to the appendix of this presentation on page 25 for the reconciliation to the comparable GAAP financial measure and other related disclosure information.

CLIFFS

NORTH AMERICAN COAL

- A North American first-quartile cost producer
- Expanded and diversified geographical market share with Tier I customers and attracting superior talent during current downturn
- Well positioned to generate cash from expected rebound in global pricing
- Primarily high-quality metallurgical coal product mix
- **NAC expected full-year 2014 sales volume of 7 - 8 million tons**



SALES VOLUME AND CASH COSTS PER TON[1]



(MM SHORT TONS)
2.0
1.5
1.0
0.5
0.0
$150
$140
$130
$120
$110
$100
$90
$80
$70
(CASH COST PER TON)
Q1 '11
Q2 '11
Q3 '11
Q4 '11
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14[2]
Sales tons
Cash Costs per ton

[1] *Cash cost per ton is a non-GAAP financial measure that management uses in evaluating operating performance. Refer to the appendix of this presentation on page 25 for the reconciliation to the comparable GAAP financial measure and other related disclosure information.*

[2] *First-quarter 2014 cash cost per ton excludes $14 per ton lower-cost-or-market inventory adjustment.*

CLIFFS

2014 OUTLOOK

FULL-YEAR SEGMENT EXPECTATIONS

	Sales Volume[1]	Revenues/ton[2]	Cash Cost/ton[7]	DD&A/ton
U.S. Iron Ore[3]	22 - 23	$100 - $105 (+/- $1)	$65 - $70	$7
Eastern Canada Iron Ore[4]	6 - 7	$95 - $100 (+/- $6)	$85 - $90	$25
Asia Pacific Iron Ore[5]	10 - 11	$95 - $100 (+/- $7)	$60 - $65	$14
North American Coal[6]	7 - 8	$80 - $85	$85 - $90	$15

FULL-YEAR OTHER CONSOLIDATED EXPECTATIONS

SG&A	Exploration	Capital Expenditures	Other	DD&A
$185 million	$15 million	$375 - $425 million	$100 million Wabush related	$600 million

[1] In millions of tons. [2] Realized revenue sensitivities based on average Mar. 31, 2014 year-to-date 62% Fe seaborne iron ore fines price (C.F.R. China) of $120. [3] U.S. Iron Ore tons are reported in long tons. [4] Eastern Canadian Iron Ore tons are reported in metric tons, F.O.B. Eastern Canada. [5] Asia Pacific Iron Ore tons are reported in metric tons, F.O.B. the port. [6] North American Coal tons are reported in short tons at the mine. [7] Cash cost per ton is defined as cost of goods sold and operating expenses per ton less depreciation, depletion and amortization per ton, which is a non-GAAP financial measure that management uses in evaluating operating performance. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies.

CLIFFS' GUIDING PRINCIPLES - FOCUSED ON SUPPLYING THE GLOBAL STEELMAKING INDUSTRY TO DRIVE LONG-TERM SHAREHOLDER VALUE



Environmental Stewardship
Ethical Behavior
Creating Economic Value
Accountability
Trust, Respect & Open Communication
Recognize & Reward Achievement
Team Work
Customer Focus
Bias for Action
Safe Production
Operational Excellence
Financial Discipline
Customer Excellence
Strength in People
Long-term Value Creation

OPERATIONAL EXCELLENCE

- Safety
- Continuous improvement
- Environmental stewardship
- Leading innovator in mineral processing

FINANCIAL DISCIPLINE

- Return-driven capital allocation strategy
- Focus on free-cash-flow generation
- Implementation of lean processes
- Management incentives aligned with shareholders

CUSTOMER EXCELLENCE

- Close, technical-based customer relationships
- Diverse customer end-market mix
- Reliable supplier of high-quality products

STRENGTH IN PEOPLE

- Diverse, highly qualified Board makeup
- Top talent from wide-range of industries
- Open communication channels at all levels in the organization

CLIFFS' BOARD OF DIRECTORS ENACTED SIGNIFICANT LEADERSHIP CHANGES

January - May
- **T. Sullivan elected to CLF Board**
- R. Ross resigns from CLF Board

June
- **J. Kirsch elected Lead Director**
- F. McAllister retires as Lead Director

July
- **M. Gaumond appointed to CLF Board**
- **J. Kirsch appointed Chairman**[1]
- J. Carrabba announces retirement as President & CEO
- L. Brlas retires as EVP & COO

CLF Board separates CEO & Chairman roles

August

September
- **S. Johnson appointed to CLF Board**

October

November
- **G. Halverson appointed Pres. & COO, and elected to CLF Board**

More than **90 candidates** considered

Full Board was actively engaged and interviewed all finalist candidates

CEO SEARCH INITIATED AFTER CHANGE IN LEADERSHIP OF THE BOARD

The Board directed a rigorous and independent CEO search with the assistance of a leading search firm

- Internal and external candidates were evaluated
- Priority was for **global experience** in mining and large capital project management
- Search focused on leaders with significant experience in large well-structured, **top-tier mining companies** with strong processes and disciplines
  - Outstanding experience in **operational mining** and extensive experience in North America
  - A **track record of successful** personal delivery of major **capital projects – greenfield and brownfield**

[1] *On July 8, 2013 J. Kirsch was appointed to Non-Executive Chairman of the Board. On January 1, 2014 J. Kirsch was appointed to Executive Chairman of the Board and ceased to be an independent director. J. Kirsch's status as a non-independent director will only be on an interim basis in 2014. After the interim period ends, J. Kirsch will be the non-Executive Chairman and will resume independent director status.*

CLIFFS' ROBUST AND INDEPENDENT GOVERNANCE PROCESS ATTRACTED THREE HIGHLY QUALIFIED INDEPENDENT DIRECTORS IN 2013

Mark Gaumond



- Former Senior Vice Chair – Americas of Ernst & Young LLP
- Audit partner on several major clients
- Extensive managerial, financial and accounting experience
- Critical contribution to the Board's oversight of Cliffs' financial performance, reporting and controls

Current Directorships:

- Rayonier
- Booz Allen Hamilton

Current Cliffs Committee Memberships:

- Audit Committee
- Compensation and Organization Committee

Stephen Johnson



- Former Chairman, President, CEO and Board member of McDermott International
- Former Senior Executive Vice President and Member, Office of the Chairman at Washington Group International
- Deep expertise in the engineering and construction industry
- Broad managerial experience both in the U.S. and overseas

Former Directorship:

- McDermott International

Current Cliffs Committee Memberships:

- Audit Committee
- Governance and Nominating Committee

Timothy Sullivan



- Chairman and CEO, Gardner Denver
- Former President, CEO, and Director of Bucyrus International Inc.
- Former President and CEO of United Container
- Significant experience in the mining equipment industry

Current Directorships:

- Aurora Health Care, Inc.
- Northwestern Mutual Life Insurance Company

Current Cliffs Committee Memberships:

- Chair of the Compensation and Organization Committee
- Strategy and Sustainability Committee

CLIFFS

CLIFFS' INDEPENDENT BOARD – THE RIGHT EXPERIENCE TO LEAD CLIFFS

✓ **Independent Oversight**

- Separate roles of CEO and Board Chairman
- **9 of the 11 Board members are independent**; Executive Chairman is considered non-independent on an interim basis
- Continuously reviewing best corporate governance practices

✓ **Infusion of New Perspectives and Accountability**

- Four highly qualified Directors appointed in 2013 who are **recognized leaders** in their respective fields have **challenged conventional thinking** and helped the Board **take decisive action** in response to challenges faced by Cliffs

✓ **Relevant Industry Experience and Long-term Strategy**

- Experience of leading large corporations with global operations in cyclical industries (Mining, Steel, Basic Materials, Energy & Power, Engineering)
- Critical skills and expertise to guide Cliffs' long-term strategy and create value for stakeholders
- 7 of the 11 Board members are current or former CEOs

✓ **Healthy Turnover at Cliffs Board**

- Nearly two-thirds of the Board has been reconstituted since 2010

✓ **Aggressively Involved in Driving Shareholder Return**

- **Committed to act in the interest of ALL shareholders**
- Position management incentives in alignment with shareholder returns

CLIFFS' BOARD OF DIRECTORS IS HIGHLY QUALIFIED

Director	Public Company CEO Experience	CFO / Finance / Legal Experience	Senior Leadership at Public Company with Global Operations	Public Company Board Experience	Basic Materials / Mining Experience
Gary B. Halverson*	✓		✓		✓
Susan M. Cunningham			✓		✓
Barry J. Eldridge	✓		✓	✓	✓
Mark E. Gaumond*		✓	✓	✓	✓
Andrés R. Gluski	✓	✓	✓	✓	✓
Susan M. Green		✓			
Janice K. Henry		✓	✓	✓	✓
James F. Kirsch	✓		✓	✓	✓
Stephen Johnson*	✓		✓	✓	✓
Richard K. Riederer	✓	✓		✓	✓
Timothy W. Sullivan*	✓		✓	✓	✓

* Joined Board in 2013

CLIFFS

CLIFFS

Recent Developments

CASABLANCA'S PROPOSALS ARE EITHER FLAWED OR HAVE ALREADY BEEN CONSIDERED BY CLIFFS

TOPIC	RESPONSE
Refocus on Core US Business	• Continuously focused on core U.S. business • Three long-term value-enhancing commercial contracts have been successfully extended since June 2013 • Evaluating DRI investments to grow and diversify customer base
Immediate Divestiture of Asia Pacific	• Divesting Asia Pacific would eliminate a strong cash generating asset in a volatile iron ore pricing environment • Divesting Asia Pacific may have significant credit implications • We are open to any divestiture resulting in after-tax proceeds greater than the present value of continuing ownership • Reliable supplier to steelmakers in Asia and an established platform for expanding global steel relationships • Cost upside from favorable Australian to U.S. dollar exchange rate
MLP of USIO	• We have been examining MLP structures since July 2013, and continue to evaluate if it can be adapted to USIO's unique characteristics • Specific characteristics of the U.S. Iron Ore business involve complex tax and structuring considerations
Address Cost Structure	• On track to reduce SG&A and exploration costs by approximately 53% since 2012 • 39% decrease in Officer-level executives over the last 12 months • Relentless focus on operating efficiency and profitability of operations
Return More Capital to Shareholders	• We regularly evaluate return of capital policy and dividend in the context of servicing existing debt, funding operations and selectively investing in growth initiatives throughout the cycle using prudent capital allocation parameters • Strong liquidity and capital structure, including investment grade profile, needed to maintain operations through volatile commodity cycles • Sustainable free cash flow will drive future capital allocation decisions

CASABLANCA'S LATEST "PLAN" IS VAGUE AND REDUNDANT WITH CLIFFS' CURRENT STRATEGY

Casablanca's "May 9 Plan"

CASABLANCA CAPITAL

Our Plan for Cliffs

- ☑ Refocus on core, strategic U.S. business
- ☑ Immediately stop the bleeding at Bloom Lake
- ☑ Exit international
- ☑ Divest non-core assets
- ☑ Adopt ownership attitude toward costs
- ☑ Return capital to shareholders
- ☑ Explore second-stage initiatives—MLP or sale

Our Board and Management's ongoing plan

Continuing to pursue long-term shareholder value creation:

- ☑ *Successfully negotiated extensions for 3 key contracts in last 12 months*
- ☑ *Actively exploring opportunities in direct reduced iron (DRI)*
- ☑ *Bloom Lake expansion capex halted and we are exploring strategic alternatives*
- ☐ *We are open to any transaction that would create more value for shareholders than owning and operating the asset*
- ☑ *SG&A and exploration expense cut 32% in 2013, 31% more to be cut in 2014*
- ☑ *Capex cut 24% in 2013, 54% more to be cut in 2014*
- ☐ *We believe that our dividend should be increased only to the extent that it is sustainable*
- ☑ *Cliffs has evaluated and continues to evaluate the feasibility of an MLP structure, however the specific characteristics of the U.S. Iron Ore business involve complex tax and structuring considerations*

CLIFFS' BOARD HAS REVIEWED CASABLANCA'S PROPOSALS AND OUR BOARD WILL CONTINUE TO REVIEW ANY PROPOSAL THAT MAY ENHANCE VALUE FOR ALL SHAREHOLDERS

CASABLANCA SEEMS INTENT ON PURSUING A COSTLY AND TIME CONSUMING PROXY CONTEST, DESPITE CLIFFS' EFFORTS TO REACH A SETTLEMENT

- Cliffs and its advisors have had an ongoing dialogue with Casablanca since December 2013
- Casablanca has proposed six new independent directors, representing a majority of Cliffs' Board
- Cliffs has made a number of offers to Casablanca in an effort to settle, including two new independent directors and a third director to be mutually agreed upon at a later date
- Casablanca has rejected all of Cliffs' settlement offers and plans to continue to seek full control of Cliffs' Board and replace the current CEO without paying a control premium
- Cliffs remains fully committed to acting in the best long-term interests of all shareholders
- Cliffs will continue to pursue a resolution that avoids a costly and distracting proxy contest to the benefit of all shareholders

Appendix

NON-GAAP RECONCILIATION – EBITDA AND ADJUSTED EBITDA

In addition to the consolidated financial statements presented in accordance with U.S. GAAP, the Company has presented EBITDA and adjusted EBITDA, which are non-GAAP financial measures that management uses in evaluating operating performance. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these measures to its most directly comparable GAAP measure is provided in the table below.

	(In Millions)
	Last Twelve Months Ended March 31,
	2014
Net Income (Loss)	170.3
Less:	
Interest expense, net	(172.7)
Income tax (expense) benefit	(39.3)
Depreciation, depletion and amortization	(593.5)
EBITDA	$ 975.8
Less non-cash items:	
Goodwill impairment charges	(80.9)
Noncontrolling interest adjustment	45.0
Wabush-related costs	(223.3)
Other impairment charges	(15.3)
Amapa impairment charge	(67.6)
LCM adjustments	(37.5)
Currency remeasurements	(2.8)
SG&A severance	(4.7)
Adjusted EBITDA	$ 1,362.9

CLIFFS

NON-GAAP RECONCILIATION – CASH COST PER TON

Cash cost per ton is defined as cost of goods sold and operating expenses per ton less depreciation, depletion and amortization per ton, which is a non-GAAP financial measure, that management uses in evaluating operating performance. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of these measures may be different from non-GAAP financial measures used by other companies.

	2014	2013				2012				2011			
US Iron Ore (Long Tons)	**Q1**	**Q4**	**Q3**	**Q2**	**Q1**	**Q4**	**Q3**	**Q2**	**Q1**	**Q4**	**Q3**	**Q2**	**Q1[2]**
Cash cost	65.42	65.51	64.81	67.59	60.17	64.55	67.81	62.59	61.14	66.34	73.99	57.39	64.25
DD&A	10.12	6.13	4.34	4.96	8.63	4.64	3.79	4.37	6.87	3.05	2.91	3.85	7.65
Total cost of sales	75.54	71.64	69.15	72.55	68.80	69.19	71.60	66.96	68.01	69.39	76.90	61.24	71.90

	2014	2013				2012				2011			
AP Iron Ore (Metric Tons)	**Q1**	**Q4**	**Q3**	**Q2**	**Q1**	**Q4**	**Q3**	**Q2**	**Q1**	**Q4**	**Q3**	**Q2**	**Q1**
Cash cost	56.34	58.90	59.44	63.65	75.10	65.86	76.65	56.92	73.86	69.22	68.13	68.92	56.55
DD&A	14.80	12.63	13.71	13.95	15.79	14.75	13.41	12.97	10.82	14.65	10.81	11.31	10.81
Total cost of sales	71.14	71.53	73.15	77.60	90.89	80.61	90.06	69.89	84.68	83.87	78.94	80.23	67.36

	2014	2013				2012				2011			
NA Coal (Short Tons)	**Q1[1]**	**Q4**	**Q3**	**Q2**	**Q1**	**Q4**	**Q3**	**Q2**	**Q1**	**Q4**	**Q3**	**Q2**	**Q1**
Cash cost	100.38	85.14	76.16	88.12	91.16	98.07	114.56	110.72	97.01	98.38	134.98	114.00	108.98
DD&A	19.03	16.43	23.91	13.61	18.19	15.00	15.10	15.87	14.29	24.70	30.50	16.46	17.16
Total cost of sales	119.41	101.57	100.07	101.73	109.35	113.07	129.66	126.59	111.30	123.08	165.48	130.46	126.14

	2014	2013				2012			
Bloom Lake (Metric Tons)	**Q1[1]**	**Q4**	**Q3**	**Q2**	**Q1**	**Q4**	**Q3**	**Q2**	**Q1**
Cash cost	94.37	87.74	92.67	86.66	89.56	86.46	88.15	90.61	95.66
DD&A	29.69	28.88	28.01	23.31	23.05	23.75	24.13	21.53	22.89
Total cost of sales	124.06	116.62	120.68	109.97	112.61	110.21	112.28	112.14	118.55

[1]*Includes lower-cost-or-market adjustment of approximately $14 per ton and $7 per ton in North American Coal and Bloom Lake Mine, respectively.*
[2]*Excludes favorable impact of approximately $15 per ton related to a customer settlement.*